As filed with the Securities and Exchange Commission on April 13, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	77-0481679
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(441) 296-6395

(Address, including Zip Code, and Telephone Number, including

Area Code of Registrant’s Principal Executive Offices)

Marvell Technology Group Ltd.

Amended and Restated

1995 Stock Option Plan

Marvell Technology Group Ltd.

Amended 2000 Employee Stock Purchase Plan

(Full title of the plans)

Matthew Gloss

Vice President of Business Affairs and General Counsel

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

(408) 222-2500

(Name, Address, including Zip Code, and Telephone Number, including Area Code,

of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.002 per share: to be issued under the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan	14,569,409 shares	$57.505	$837,813,697.78	$89,646.07
Common Stock, par value $0.002 per share: to be issued under the Marvell Technology Group Ltd. Amended 2000 Employee Stock Purchase Plan	4,000,000 shares	$57.505	$230,020,000.00	$24,612.14
Total Registration Fee	N/A	N/A	N/A	$114,258.21

(1)                                  Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan and set forth in the Marvell Technology Group Ltd. Amended 2000 Employee Stock Purchase Plan.

(2)                                  Estimated pursuant to Rule 457(h)(1) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of Marvell Technology Group Ltd. common stock, as reported on the Nasdaq National Market on April 11, 2006.  Offering prices are estimated solely for the purpose of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on From S-8 relating to the same employee benefit plans is effective.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2000 (Registration No. 333-40152), February 21, 2001 (Registration No. 333-55974), May 1, 2002 (Registration No. 333-87322), May 2, 2003 (Registration No. 333-104925), August 28, 2003 (Registration No. 333-108334), April 13, 2004 (Registration No. 333-114434) and April 14, 2005 (Registration No. 333-124072), each of which relates to the Registrant’s Amended and Restated 1995 Stock Option Plan, are incorporated herein by reference and made a part hereof, and the Registrant’s Form S-8 Registration Statements filed with the Commission on June 26, 2000 (Registration No. 333-40154), February 28, 2001 (Registration No. 333-56322), May 1, 2002 (Registration No. 333-87322), May 2, 2003 (Registration No. 333-104925), April 13, 2004 (Registration No. 333-114434), April 14, 2006 (Registration No. 333-124072) and April 14, 2005 (Registration No. 333-124072), each of which relates to the Registrant’s Amended 2000 Employee Stock Purchase Plan, are incorporated herein by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)                                  Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006.

(b)                                 Registrant’s Current Report on Form 8-K/A filed with the Commission on January 13, 2006 and on Form 8-K filed with the Commission on February 21, 2006.

(c)                                  The description of the Registrant’s Capital Stock contained in the Registrant’s Registration Statement on Form 8-A, filed June 22, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (excluding any portions thereof furnished under Items 2.02 and 7.01 of Form 8-K) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

Exhibit Number

Description

5.1	Opinion of Appleby Spurling Hunter.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Appleby Spurling Hunter (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 13th day of April, 2006.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Dr. Sehat Sutardja
Dr. Sehat Sutardja
President and Chief Executive Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF MARVELL TECHNOLOGY GROUP LTD.

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Marvell Technology Group Ltd., has signed this Registration Statement in the City of Santa Clara, State of California, on the 13th day of April, 2006.

By:	/s/ Dr. Sehat Sutardja
Dr. Sehat Sutardja
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints DR. SEHAT SUTARDJA and GEORGE HERVEY, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Sehat Sutardja	Chairman of the Board, President, and Chief Executive Officer	April 13, 2006
Dr. Sehat Sutardja	(Principal Executive Officer)

/s/ George Hervey	Vice President of Finance and Chief Financial Officer (Principal Financial	April 13, 2006
George Hervey	and Accounting Officer)

/s/ Weili Dai	Chief Operating Officer, Secretary	April 13, 2006
Weili Dai	and Director

/s/ Dr. Pantas Sutardja	Chief Technology Officer and	April 13, 2006
Dr. Pantas Sutardja	Director

/s/ Herbert Chang	Director	April 13, 2006
Herbert Chang

/s/ Dr. Paul R. Gray	Director	April 13, 2006
Dr. Paul R. Gray

/s/ Douglas King	Director	April 13, 2006
Douglas King

/s/ Arturo Krueger	Director	April 13, 2006
Arturo Krueger

EXHIBIT INDEX

Exhibit Number

Description

5.1	Opinion of Appleby Spurling Hunter.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Appleby Spurling Hunter (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).